SETTLEMENT AGREEMENT

               SETTLEMENT AGREEMENT ("Agreement"), dated as of September 21, 1999, by and among Trident Rowan Group, Inc., a Maryland corporation ("TRG"), Mark Hauser ("Hauser"), Gianni Bulgari ("Bulgari"), Howard Chase ("Chase"), Emanuel Arbib ("Arbib") and William Spier ("Spier") as principal shareholders of TRG (each a "Shareholder", collectively the "Shareholders").

               WHEREAS, the purpose of this Agreement is to, among other things,
(i) resolve all existing disputes among the Shareholders regarding the operations of TRG, (ii) create stability in the management of TRG (iii) facilitate a sale of TRG and/or Moto Guzzi Corp. ("MGC") to, and/or a significant investment in TRG and/or MGC by, a third party source and (iv) agree upon a strategic plan for TRG (and MGC, as MGC's controlling shareholder) with the goal of maximizing shareholder value;

               WHEREAS, upon deliberation, the Board of Directors of TRG has approved the terms of this Agreement;

               WHEREAS, the parties to this Agreement have come to a mutual agreement to resolve all existing disputes among them concerning the subject matter hereof on the terms and conditions hereinafter set forth;

               NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

               1.     TRG Board of Directors.

                      a. Board Composition. TRG will propose that at the upcoming shareholders' meeting (i) the number of members on the TRG Board of Directors (the "Board") will be reduced to seven members; (ii) the staggered Board be dismantled and (iii) to take such other actions as may be required to carry out the intents and purposes of this Agreement. The nominees to the Board that TRG will propose in its annual proxy will be Chase, Hauser, Arbib and Bulgari, an independent director, Duncan Chapman ("Chapman"), nominated by Hauser and two independent directors, Andrea Della Valle ("Della Valle") and Mark Segall ("Segall"), nominated by Bulgari. The parties agree that all nominations are acceptable to all parties hereto. TRG agrees that the by-laws of TRG will be amended to provide that the affirmative vote of four out of seven directors (or a majority of the entire Board as it may otherwise be constituted) shall be required for all actions requiring TRG Board approval and that the TRG Board will take all actions as may be required to carry out the intents and purposes of this Agreement.

                      b. Chairman of the Board. An independent Board member chosen by the other independent Board members will be the Chairman of the Board of TRG.

                      c. Chief Executive Officers. Arbib and Hauser will serve as co- Chief Executive Officers of TRG.

               2.     Chief Executive Officers.

                      The parties hereto agree that each of Hauser and Arbib's existing agreements with TRG as amended, copies of which amendments are annexed hereto, and the benefits emanating therefrom will not be terminated without cause. All current accruals including unpaid compensation under each of Hauser and Arbib's consulting agreements will be paid as soon as reasonably and commercially possible by TRG. In addition, the parties agree that Arbib's consulting agreement will be amended to reflect that his compensation will be appropriately adjusted if he dedicates more than half of his time to TRG-related matters.

               3.     Loan from Tamarix Investors.

                      The  parties   hereto   agree  that  TRG  will  honor  its
contractual obligation to repay the outstanding loan from Tamarix Investors upon maturity of the loan, upon the terms annexed hereto.

               4.     Investment Bank.

                      The parties hereto agree that TRG will retain an internationally recognized independent investment bank to explore corporate options for TRG to maximize TRG's value, including, focusing on financings and the sale of TRG to, or merger of TRG into a third party. The investment bank retained shall be requested specifically to explore corporate options for TRG, including, but not limited to, a tax-efficient merger of TRG into MGC, with the goal that it be completed no more than 18 months from the date of this Agreement. In the event MGC is sold for cash or in exchange for securities, or if TRG's ownership interest in MGC drops below 15% on a fully diluted basis, the parties agree that they will cooperate so as to provide for the liquidation of TRG and the distribution of its cash or other assets on a tax-efficient basis that is equitable to the TRG shareholders as a whole.

               5. Continuing Obligations of Parties. The parties hereby agree to use their best efforts to work together to carry out the intents and purposes of this Agreement as soon as possible. The parties agree that until TRG is sold, liquidated or merged, they will continue to vote their shares in TRG to maintain the Board and officer compositions and contractual arrangements as proposed in this Agreement. If any appointed director or his successor resigns, is disabled or dies, then the parties agree to support and vote for the nomination of his successor made with respect to Bulgari, Segall, Della Valle and/or Arbib by Bulgari and with respect to Chase, Chapman and/or Hauser by Hauser.

               6. Termination. Subject to Section 9.a. below, this Agreement shall terminate (i) with respect to any individual Shareholder, upon his sale or other disposition of more than 50% of his TRG holdings; (ii) with respect to the Shareholders, upon the sale or disposition of more than 50% of the TRG holdings owned by all the Shareholders in the aggregate.

               7. MGC. The parties hereto agree to use their best efforts as shareholders and directors of MGC to cause MGC to enter into a comprehensive agreement with TRG, as MGC's largest shareholder, that reflects a unified plan to maximize the value of both TRG and MGC. The parties agree that such efforts will include, without limitation, seeking to have MGC (A) retain TRG's investment bank (or visa versa), (B) agree not to issue any preferred security or other arrangement that would adversely impact on TRG's voting rights in MGC,
(C) nominate directors recommended by TRG from time to time so that TRG continues to maintain a majority representation on MGC's board and (D) consider
(i) a merger with TRG, (ii) third party financings recommended by TRG and (iii) the sale of MGC to, or the merger of MGC with, third party purchasers recommended by TRG. With respect to clause (B) above, TRG and the shareholders agree to negotiate in good faith with MGC to agree upon a mutually satisfactory MGC board composition on the condition that MGC remove any purported restrictions or proposed restrictions that could adversely impact TRG's voting rights in MGC. The Shareholders agree to vote their MGC shares with TRG on all matters relating to MGC, and as directors of MGC to take into account the desires of TRG as the largest shareholder of MGC and TRG's desire to maximize the value of both TRG and MGC.

               8. Fiduciary Duty. The Shareholders agree that notwithstanding anything to the contrary contained in this Agreement, all activities and agreements will be subject to the Shareholders' respective fiduciary duties as officers and directors of TRG and MGC, as the case may be.

               9.     Miscellaneous.

               a. Each Shareholder may transfer his TRG shares and the rights and obligations associated therewith under this Agreement, only to any entity controlled by, controlling or under common control with, such Shareholder. This Agreement shall be binding upon TRG and its successors. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights or any other rights of any kind in any person or entity not a party to this Agreement.

               b. This Agreement shall be interpreted, and any disputes arising hereunder shall be governed, by the internal laws of the State of New York applicable to contracts made and to be wholly performed within such State, without regard to principles of conflict of laws.

               c. The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement that are not resolved by their mutual agreement within 30 days of written notice being given, setting forth the subject of the dispute, shall be submitted to final and binding arbitration before J.A.M.S/ENDISPUTE, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq. Any of the parties hereto may commence the arbitration process called for in this Agreement by filing a written demand for arbitration with J.A.M.S/ENDISPUTE, with a copy to the other parties. The arbitration will be conducted in accordance with the provisions of J.A.M.S/ENDISPUTE's Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with J.A.M.S/ENDISPUTE and with one another in selecting an arbitrator from J.A.M.S/ENDISPUTE's panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this paragraph may be enforced by any court of competent jurisdiction, and the party and/or parties seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party and/or parties against whom enforcement is ordered.

               d. No provisions of this Agreement may be amended unless pursuant to an instrument in writing executed by all of the parties hereto.

               e. No provision of this Agreement may be waived in any manner except by written agreement or by operation of law. In the event any provision is waived, the balance of the provisions shall nevertheless remain in full force and effect and shall in no way be waived, affected, impaired or otherwise invalidated. No delay in enforcing this Agreement shall constitute or be deemed to constitute a waiver of any provision or all of this Agreement.

               f. This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof and supersedes any prior agreement or understanding among or between the parties relating to the subject matter hereof. Each of the parties represents that in executing this Agreement it or he is not relying upon any representations, promises or statements, whether oral or in writing that are not contained herein.

               g. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement contemplated hereunder shall not impair or in way affect the legality or unenforceability of the remaining provisions hereof or thereof, as applicable. In lieu of any illegal or unenforceable provision hereof, the parties hereto agree to the substitution of a legal or enforceable provision as similar in terms to such illegal or unenforceable provision as may be possible.

               h. TRG is a party to this Agreement pursuant to all sections other than Sections 6 and 8 and TRG's obligations hereunder are subject to its obligation to retain a Board seat for the nominee of Finprogetti. S.p.A.

               i.     This   Agreement   may  be   executed   in  one  or   more
counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                            TRIDENT ROWAN GROUP, INC.


                                            By: /s/ Mark Hauser
                                               ---------------------------
                                            Name:  Mark Hauser
                                            Title: CEO



                                            By: /s/ Mark Hauser
                                               ---------------------------
                                            MARK HAUSER



                                            By: /s/ Gianni Bulgari
                                               ---------------------------
                                            GIANNI BULGARI



                                            By: /s/ Howard Chase
                                               ---------------------------
                                            HOWARD CHASE



                                            By: /s/ William Spier
                                               ---------------------------
                                            WILLIAM SPIER



                                            By: /s/ Emanuel Arbib
                                               ---------------------------
                                            EMANUEL ARBIB

                             AMENDMENT TO AGREEMENTS

        Reference is made to that certain Employment Agreement dated as of March 25, 1998 and as amended by letter dated July 15, 1999 by and between Trident Rowan Group, Inc., a Maryland corporation (the "Company"), and Mark S. Hauser (the "Employment Agreement") and that certain Consulting Agreement dated as of March 25, 1998 and as amended by letter dated July 6, 1999 by and between the Company and Emanuel Arbib (the "Consulting Agreement"). This Amendment is made as of September 21, 1999, by and between the undersigned parties hereto.

                                   WITNESSETH:

        WHEREAS, the parties hereto desire to amend the Employment Agreement and the Consulting Agreement in connection with the Settlement Agreement dated as of September 21, 1999, by and among the Company and certain of its shareholders.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        1) The Employment Agreement and the Consulting Agreement shall continue in full force and effect with continued payment of salary, grants of stock and options and provision of benefits until the Company is liquidated or dissolved or all or substantially all of its assets are sold; provided, however, that commencing on March 25, 2001, all payments of salary, grants of stock and options and provision of benefits pursuant to the Employment Agreement and the Consulting Agreement will continue to be paid and granted at the rate specified in the Employment and Consulting Agreement on a per diem basis until such date the Company is liquidated or dissolved or all or substantially all of its assets are sold.

        2) Mark Hauser and Emanuel Arbib shall serve as Co-Chief Executive Officer's of the Company.

        3) Other than as expressly set forth herein, the Employment Agreement and the Consulting Agreement are hereby ratified and confirmed and shall remain unchanged in all other respects.





              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.


                                            Trident Rowan Group, Inc.


                                            By: /s/ Mark Hauser
                                               -----------------------
                                               Name: Mark Hauser
                                               Title: CEO



                                            /s/ Mark Hauser
                                            -------------------------
                                            MARK HAUSER



                                            /s/ Emanuel Arbib
                                            -------------------------
                                            EMANUEL ARBIB

                             TAMARIX INVESTORS, LDC
                         c/o TAMARIX CAPITAL CORPORATION
                           350 Park Avenue, 14th Floor
                               New York, NY 10022
                               Tel: (212) 644-4441
                               Fax: (212) 644-5757



July 27, 1999



Howard E. Chase, Chairman of the Board of Directors
Trident Rowan Group
2 Worlds Fair Drive
Somerset, NJ  08873


Re:     Payment on Promissory Note In the Principal Amount of
        $2 Million Running from TRG to Tamarix Investors, LDC


Dear Howard:

As you are aware, the amount owed to Tamarix Investors LDC ("Tamarix") is once again in default, the previously granted extension to pay having expired. Tamarix hereby agrees to an additional extension to pay the amount owed to November 29, 1999 (5:00 P.M. New York time) and Tamarix further agrees that (a) interest on all amounts due shall be at the rate of 10% per annum (and not at the default rate specified in the loan agreement), and (b) it will not sell the Moto Guzzi Corp. shares it holds as collateral unless and until the balance due by TRG to Tamarix is not paid on the new extended date, all of the above agreements by Tamarix being subject to the following conditions:


1. TRG repays immediately $300,000 of the loan (which Tamarix hereby directs TRG to pay to Finprogetti on behalf of the amount owed Finprogetti by Tamarix), leaving a balance due on November 29 of $1,637,443.45;

2. TRG hereby acknowledges that the full amount of $1,637,443.45 is due no later than 5:00 P.M. New York time November 29, 1999; and

3. While Tamarix is agreeing hereby to an extension of the time to pay, Tamarix expressly maintains the right to exercise all other remedies which it currently possesses, including the right at any time to nominate a majority to the Board of Directors of TRS.

                                                   Sincerely yours,


                                                   /s/ Mark S. Hauser
                                                   --------------------
                                                   Mark S. Hauser

Agreed and Accepted:


By: /s/ Howard E. Chase
   ----------------------
        Howard E. Chase

                                      - 2 -